UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2006

Pharma-Bio Serv, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50956	20-0653570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

373 Mendez Vigo, Suite 110, Dorado, Puerto Rico	00646
(Address of principal executive offices)	(Zip Code)

Lawrence Consulting Group, Inc.
(Former name, if changed since last report)

Registrant’s telephone number, including area code:	(787) 278-2709

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

We and Mark Fazio entered into an agreement dated as of March 31, 2006, pursuant to which Mr. Fazio resigned as our executive vice president and chief operating officer. The agreement was executed by Mr. Fazio on or about April 25, 2006.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws.

On April 25, 2006, following receipt of the consent of the holders of more than a majority of the outstanding shares of common stock, we filed a restated certificate of incorporation with the Secretary of State of Delaware. The principal changes in the certificate of incorporation are:

(a)     An increase in the total number of shares of our capital stock to sixty million (60,000,000) shares, of which ten million (10,000,000) shares are designated as Preferred Stock, par value of $.0001 per share, and fifty million (50,000,000) of which are designated as Common Stock, par value of $.0001 per share; and

(b)     An authorization of the Board of Directors to issue the Preferred Stock in one or more series, and specifying the terms and conditions of such issuance; and

(c)     A provision limiting the personal liability of the directors of the corporation for breach of fiduciary duty as a director, excepts for breaches of loyalty, intentional misconduct or violation of law, violation of Section 174 of the Delaware General Corporation Law, and any transaction from which the director received an improper personal benefit; and

(d)     A provision indemnifying and holding harmless the directors, officers, employees or agents of the corporation in connection with actions against them to the maximum extent provided by the Delaware General Corporation Law; and

(e)     A provision that the Board of Directors may make, amend or repeal the By-laws of the corporation, subject to the right of the stockholders to vote with respect thereto or repeal by-laws made by the Board of Directors, subject to the provisions of any By-law limiting the right of the Board of Directors to make certain modifications to the Bylaws; and

(f)     A provision that upon the filing of the restated certificate of incorporation, each outstanding share of Series A Convertible Preferred Stock, par value $.0001 per share, is automatically converted into 13.616 shares of Common Stock, as provided in the Certificate of Designation creating the Series A Preferred Stock.

Exhibits

99.1     Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA-BIO SERV, INC.
(Registrant)

Date: May 1, 2006	/s/ Elizabeth Plaza
Elizabeth Plaza, Chief Executive Officer